Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company Equity I Fund (the “Fund”)

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity I Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company Equity II Fund (the “Fund”)

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity II Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company Fixed Income I Fund

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Fixed Income I Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company Fixed Income III Fund

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Fixed Income III Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company International Fund

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the International Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

February 25, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Frank Russell Investment Company Equity Q Fund

Administrative Fee Waiver

Dear Mark:

Frank Russell Investment Management Company (“FRIMCo”), as administrator to Frank Russell Investment Company (“FRIC”), agrees to waive 0.02% of its 0.05% administrative fee for the Equity Q Fund. This waiver, which supercedes any prior voluntary waiver or reimbursement arrangements, may be revised or eliminated only with the prior approval of the FRIC Board of Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

July 1, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Waiver of Transfer Agency Fees of Frank Russell Investment Company (“FRIC”) Funds

of Funds

Dear Mark:

The Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy, Tax-Managed Global Equity, 2010 Strategy, 2020 Strategy, 2030 Strategy and 2040 Strategy Funds are referred to herein as the “Funds”.

FRIMCo, in its capacity as transfer agent to the Funds, agrees to waive all transfer and dividend disbursing agency fees to be paid by the Funds pursuant to the Transfer Agency and Service Agreement between FRIC and FRIMCo dated July 1, 2005, at least through February 28, 2007. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Exhibit (h) 3.1

July 1, 2005

Mr. Mark E. Swanson

Treasurer

Frank Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:	Reimbursement of Certain Direct Expenses of Frank Russell Investment Company

(“FRIC”) Funds of Funds

Dear Mark:

The Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy, Tax-Managed Global Equity, 2010 Strategy, 2020 Strategy, 2030 Strategy and 2040 Strategy Funds are referred to herein as the “Funds”.

FRIMCo, in its capacity as transfer agent for FRIC, agrees to reimburse the Funds, at least through February 28, 2007, for all Expenses paid by the Funds. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

“Expenses” include all fees and expenses of the Funds due to FRIMCo, as administrator, State Street Bank and Trust Company or any other person under FRIC’s Custodian Contract, Administrative Agreement, Distribution Agreement (each of the foregoing as may be amended from time to time) or agreements or arrangements with third parties for recordkeeping and other administrative services, as well as any other amounts due persons as a result of the Funds’ operations under any other agreement or otherwise excluding transfer and dividend disbursing agency fees (which are waived by FRIMCo pursuant to a separate letter agreement) and non-recurring and extraordinary expenses.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark
President

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer